Exhibit 5.1

September 29, 2023

INNOVATE Corp.
222 Lakeview Avenue, Suite 1660
West Palm Beach, FL 33401

    Re:    INNOVATE Corp. – Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as special counsel INNOVATE Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S¬3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of the following:

(i)shares of common stock, par value $0.001 per share, of the Company (“Common Stock”);

(ii)shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), which may be issued in one or more series;

(iii)depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”);

(iv)warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein;

(v)subscription rights to purchase shares of Common Stock or shares of Preferred Stock (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein;

(vi)purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock or shares of Preferred Stock at a future date or dates, which may be issued pursuant to one or
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INNOVATE Corp.
Re: Registration Statement on Form S-3

more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein;

(vii)purchase units of the Company (“Purchase Units”), which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein; and

(viii)such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”).

    The Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities, offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”. The Depositary Agreements, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements, and any applicable underwriting or purchase agreement are collectively referred to herein as the “Transaction Documents”.

1.The Registration Statement;

2.Second Amended and Restated Certificate of Incorporation of the Company filed on July 1, 2009, as amended thereafter through September 27, 2023, as certified by the Secretary of State of the State of Delaware on September 27, 2023;

3.Fourth Amended and Restated Bylaws of the Company as adopted effective February 21, 2019, and amended effective September 20, 2021;

4.Unanimous Written Consent of the Board of Directors of INNOVATE Corp. in Lieu of a Meeting dated September 28, 2023; and

5.Certificate in Support of Opinion dated on or about the date hereof, certifying copies of the documents listed in 2 through 4 above and certain other factual matters in connection with the opinions rendered by us herein.

We have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

OPINING JURISDICTION
    We are members of the Bar of the State of New York and the opinions set forth herein are limited to the laws of the State of New York, the federal laws of the United States, and the General Corporation Law of the State of Delaware (“DGCL”). Insofar as the opinions set forth

INNOVATE Corp.
Re: Registration Statement on Form S-3

herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. Our opinions with respect to the DGCL are based solely upon review of the statutory language thereof as in effect on the date hereof and not on any legislative history or judicial decisions or any rules, regulations, guidelines, releases or interpretations thereof. The opinions set forth herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

ASSUMPTIONS
In preparing and issuing this opinion letter, we have assumed the following:
1.The genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies; and
2.All of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (c) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (d) the Board of Directors of the Company, including any duly authorized committee thereof, and, if required, any stockholders of the Company entitled to vote on such matter, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (e) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company, as then in effect, so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
3.The laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Subscription Rights Agreements, Purchase Contract Agreements, and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;
4.Neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (a) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (b) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that I do not make the assumption set forth in this clause (b) with respect to the laws expressly covered by this opinion letter);

INNOVATE Corp.
Re: Registration Statement on Form S-3

5.Neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

6.We have assumed certain other facts as expressly set forth in the opinions below.

OPINIONS
Based on the foregoing, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1.    With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned, and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2.    With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, and, if required, any stockholders of the Company entitled to vote on such matter, have duly adopted a Certificate of Designation for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned, and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

3.    With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement, and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank

INNOVATE Corp.
Re: Registration Statement on Form S-3

Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

4.    With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company, and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.    With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock relating to such Offered Subscription Rights have been duly authorized for issuance by the Company, and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.    With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company, and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.    With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock included in such Offered Purchase Units have been duly authorized for issuance by the Company, and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York

INNOVATE Corp.
Re: Registration Statement on Form S-3

QUALIFICATIONS
Notwithstanding any provision in this letter to the contrary, each of the opinions and confirmations set forth in this letter is subject to the following additional qualifications:
1.No opinions should be implied beyond those expressly stated in this letter. We express no opinions as to the truth or accuracy of any warranties, representations or statements of fact contained in any documents examined by us.
2.The opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto).
3.The above opinions are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors' rights or the collection of debtors' obligations in general, (ii) general principles of equity, including the rights to specific performance, injunctive relief and the appointment of a receiver, and (iii) general principles of commercial reasonableness and good faith to the extent required of any party to any of the Transaction Documents by applicable law.
4.For purposes hereof, any opinion concerning the validity, binding effect or enforceability of any Transaction Document against the Company (A) means that (i) such document constitutes an effective contract under applicable law; and (ii) as to the Company, such document is not invalid in its entirety under applicable law because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense under applicable law; but (B) does not mean that (i) any particular remedy is available under applicable law upon default; or (ii) every provision of such document will be upheld or enforced in any or each circumstance by a court applying applicable law.
5.Without limiting any of the foregoing, we express no opinion as to the enforceability of any provisions of any Transaction Document that (i) purport to excuse a party for liability for or indemnify a party against its own acts, or otherwise provide for indemnification that is contrary to public policy; (ii) purport to authorize a party to act in its sole discretion; (iii) impose (or have the effect of imposing) liquidated damages, penalties, forfeiture, interest on interest or post-default interest; (iv) relate to evidentiary standards or other standards by which any Transaction Document is to be construed; (v) purport to appoint a person as agent or attorney in fact; (vi) provide for the survival of any claim beyond any applicable statute of limitation; (vii) provide for the confession of or consent to any judgment; (viii) purport to reconstitute the terms of any Transaction Document as necessary to avoid a claim or defense of usury; (ix) provide that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (x) permit the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (xi) purport to create rights of setoff otherwise than in accordance with applicable law; (xii) govern the creation, perfection and enforcement of the liens created by any Transaction Document or other matters governed by laws other than the laws of the State of New York; (xiii) purport to assign any contract or agreement, the assignment of which is limited or prohibited by the terms of such contract or assignment or by any applicable law; or (xiv) purport to bind the Company to the exclusive jurisdiction of any particular federal court or courts.

INNOVATE Corp.
Re: Registration Statement on Form S-3

6.We express no opinion as to any issues of legal procedure, whether under the laws of the State of New York or otherwise, and we further note that in certain instances the law of the State of New York requires the application of the laws of other jurisdictions and no opinion is expressed with respect thereto.
7.We express no opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.
8.Except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms.
9.To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
10.We also call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes.
USE
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,

/s/ Woods Oviatt Gilman LLP